Page 1 of 8 AMENDED AND RESTATED BY-LAWS OF NAT SEATTLE INC. Adopted Effective: June 25, 2018 ARTICLE I - STOCKHOLDERS Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office. Annual Meeting. An annual meeting of the stockholders, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any) and time as the Board of Directors shall each year fix. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or the President or the holders of not less than a majority of all the shares of stock entitled to vote. Notice of Meetings. All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Article I, Section 5 of these By-Laws not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder who does not waive such notice in writing and who is entitled to vote at such meeting, except as otherwise required by law. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Manner of Giving Notice. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. Quorum. At any meeting of the stockholders, the holders of the shares of stock entitled to cast a majority of the votes for the election of Directors, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.

Page 2 of 8 Adjourned Meetings. If a quorum shall fail to attend any meeting, the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place (if any), date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, written notice of the place (if any), date, and time of the adjourned meeting shall be given as provided in the foregoing paragraph. Organization. The Chair of the Board, if any and if present, or the President or, in the absence of such an officer, such person as the Board of Directors may have designated shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. Voting. Except as may be required by law or by the Certificate of Incorporation, each stockholder shall have one vote for every share of stock entitled to vote which is registered in that stockholder’s name on the record date for the meeting and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. All voting may be by a voice vote. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Action By Written Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by a consent in writing, setting forth such action, signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take

Page 3 of 8 action are delivered to the Corporation as described in Section 228 of the DGCL. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt written notice of such action taken without a meeting shall be given to each stockholder who has not consented in writing (including by electronic mail or other electronic transmission as permitted by law) to such action. ARTICLE II - BOARD OF DIRECTORS Number. The number of Directors of the Corporation shall be such number as is fixed from time to time by the Board of Directors by vote of a majority of the entire Board or by the stockholders. The “entire Board” means the total number of Directors the Corporation would have if there were no vacancies. Until further action by the Board of Directors or by the stockholders, the number of Directors shall be two (2). Election. The Directors shall be chosen at the annual stockholders’ meeting by a plurality of the votes cast, and each of such Directors shall serve until the next annual meeting of stockholders and until such Director’s successor has been elected and qualified. Any vacancy occurring in the Board of Directors by reason of death, resignation, removal (with or without cause) or disqualification of a Director or increase in the number of Directors, or for any other reason, shall be filled by a majority of the Directors remaining; and such Director shall serve until the next annual meeting of stockholders and until such Director’s successor is elected. A Director need not be a stockholder. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required. Special Meetings; Notice. Special meetings of the Board of Directors will be held upon the call of the President or the Secretary; and such call shall be issued whenever requested in writing by any two Directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.

Page 4 of 8 Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Quorum. At any meeting of the Board of Directors, a majority of the entire Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Directors. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the entire Board, may from time to time designate committees of the Board of Directors, with such powers and duties as the Board of Directors shall determine in accordance with law, to serve at the pleasure of the Board of Directors and shall elect one or more Directors to serve as members of each such committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee may determine the procedural rules for notices and conduct of its meetings. Removal of Directors. A Director may be removed by the stockholders at any time with or without cause.

Page 5 of 8 ARTICLE III - OFFICERS Generally. The officers of the Corporation may, if elected, consist of a President, a Secretary and such other officers as may from time to time be determined by the Board of Directors. Officers shall be elected by the Board of Directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal and shall receive compensation as determined by the Board of Directors. Chair of the Board. The Chair of the Board, if any, who shall be chosen from among the Directors, shall preside at all meetings of the stockholders and of the Board of Directors. In the absence of a Chair of the Board, the Board of Directors shall designate the Director who shall preside at meetings of the Board of Directors. The Chair of the Board shall assist the President in the supervision and control of the business and affairs of the Corporation and shall perform such other duties as may be properly required by the Board of Directors. During the absence or incapacity of the President, the Chair of the Board shall perform the duties of that office. President. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the President by the Board of Directors. The President shall have power to sign all contracts and other instruments of the Corporation which are authorized. Except when a Treasurer shall be in office, the President shall perform the duties of the Treasurer. The President shall have general supervision and direction of all of the other officers and agents of the Corporation. Vice President. The Vice President or, if more than one, the Vice Presidents in the order determined by the Board of Directors, in the absence or incapacity of the President, shall perform the duties of that officer; and shall perform such duties as the Board of Directors and the President may from time to time prescribe. Treasurer. The Treasurer shall maintain the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. Secretary. The Secretary shall issue authorized notices for and shall keep minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Page 6 of 8 ARTICLE IV - INDEMNIFICATION Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or hereafter may be amended (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article IV is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Page 7 of 8 Non-Exclusivity of Rights. The rights conferred on a person by Sections 1 and 2 of this Article IV shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such Director, officer, employee or agent of the Corporation or another corporation, partnership, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. ARTICLE V - STOCK Certificate of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or Vice President, and by the Secretary or the Treasurer certifying the number of shares owned by such stockholder. Any of or all the signatures on the certificate may be facsimile. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such requirements as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory undertaking or bond or bonds of indemnity. Dividends. The Board of Directors of the Corporation, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. The Board of Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Page 8 of 8 ARTICLE VI - MISCELLANEOUS Corporate Seal. The Board of Directors may adopt a corporate seal containing the name of the Corporation, which seal shall be in the charge of the Secretary. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors and may be changed by the Board of Directors. ARTICLE VII - AMENDMENTS Amendments. These By-Laws may be added to, amended or repealed by action taken in accordance with these By-Laws by the Board of Directors or by the stockholders.